UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 9, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Bazaarvoice, Inc. (the “Company” or “Bazaarvoice”) was held on October 9, 2012 at the Soho Grand Hotel in New York, New York (the “Annual Meeting”). At the Annual Meeting, Bazaarvoice stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 28, 2012. Present at the Annual Meeting in person or by proxy were holders of shares representing 58,578,500 votes of Common Stock representing 84.96% of the eligible votes, constituting a quorum.

The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect two Class I directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2013;

3.	Advisory approval of named executive officer compensation; and

4.	Advisory approval of the frequency of the advisory vote on named executive officer compensation.

Votes regarding the election of directors were as follows:

Nominee	For	Withheld	Broker Non-Vote
Neeraj Agrawal	54,555,708	153,017	3,869,775
Christopher Pacitti	53,715,968	992,757	3,869,775

Based on the votes set forth above, each director nominee was duly elected.

Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2013. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
58,470,812	107,679	9	0

Stockholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
54,468,821	219,861	20,043	3,869,775

Stockholders approved, on an advisory basis, holding an advisory vote every three years on the Company’s named executive officer compensation. The voting results were as follows:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
44,048,774	481,618	10,173,644	4,689	3,869,775

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale

Bryan C. Barksdale General Counsel and Secretary

Date: October 11, 2012